Exhibit 10.5

                             CENTER FINANCING NOTE
                             ---------------------
$250,000.00                                                Dated:  March 5, 2002
                                                         Due: September 15, 2005

     FOR VALUE RECEIVED, on or before September 15, 2005, HEARTGEN CENTERS, INC., an Indiana corporation ("Company"), promises to pay to the order of VASOMEDICAL, INC. (the "Lender"), at Westbury, New York, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), with interest thereon at the rates provided in and in accordance with the terms of the Credit Agreement, dated as of January 11, 2002, between Company and the Lender, and such other Persons who have become or may hereafter become a "Lender" pursuant to Section
8.09 of such Credit Agreement, (referred to herein, as the same has been and may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     The principal of this Center Financing Note and all interest accruing thereon shall be due and payable by Company on such dates and in such amounts as provided in, and in accordance with the terms of, the Credit Agreement. All amounts received on this Center Financing Note shall be applied in accordance with the terms of the Credit Agreement. The proceeds of this Center Financing Note shall be used in part for the development and opening of a Financed Center located at Fort Lauderdale, Florida.

     This Center Financing Note is one of the "Center Financing Notes" referred to in the Credit Agreement, to which reference is made for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Center Financing Note and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Center Financing Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

     All amounts payable under this Center Financing Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

     The holder of this Center Financing Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Center Financing Note, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Center Financing Note and each of them consents to all extensions of the time of payment thereof.

     This Center Financing Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of laws rules might otherwise require the substantive rules of law of another jurisdiction to apply.

                         HEARTGEN CENTERS, INC.,
                           an Indiana corporation



                         By:_____________________________________

                         Printed:________________________________

                         Title:__________________________________


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